Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Fredrick Schulman, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Vecta Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Fredrick Schulman
Date	April 28, 2023	Fredrick Schulman
Chairman, Chief Executive Officer and President